SUN BANCORP, INC.
		                    	ANNUAL MEETING OF STOCKHOLDERS
                      		       APRIL 24, 1997


                     CERTIFICATE  OF JUDGES OF ELECTIONS

     We, Charles W. Groce, Gary L. Ritter and Michael P. Fisher, Judges of Election at the Annual Meeting of Stockholders of SUN BANCORP, INC. held on April 24, 1997, hereby certify as follows:

           a) That we have reviewed the list of stockholders, proxies and other relevant papers and records in connection with the aforesaid meeting:

           b) That there are, and were, at the close of business on March 6, 1997, the record date for the aforesaid meeting, 3,381,125 shares of the Corporation outstanding:

           c) That we have examined all of the proxies submitted to us with respect to the aforesaid meeting:

           d) That there were present in person or by valid proxy, the holder of 2,780,525 shares:

           e) That we have counted and tabulated all ballots submitted by the aforesaid holders, in person or by proxy:

           f) That the vote for the election of four (4) directors to the Corporation whose terms end as indicated below is as follows:

Jeffrey E. Hoyt, 3 year term to expire in 2000

FOR    2,734,595                            	AGAINST     45,501

Paul R. John, 3 year term to expire in 2000

FOR    2,748,482                             AGAINST     31,614

Fred W. Kelly, Jr., 3 year term to expire in 2000

FOR    2,778,186                             AGAINST     1,910

Jerry A. Soper, 3 year term to expire in 2000

FOR    2,766,318                             AGAINST    13,778


           g) To ratify the appointment of Parente, Randolph, Orlando, Carey & Associates, Certified Public Accountants as the independent certified public accountants for SUN BANCORP, INC. for the year 1997.

FOR   2,753,363  		      AGAINST     14,154          ABSTAIN    13,008




                                    Judges of Election

                                         /s/ Charles W. Groce
                                         --------------------
                              						       Charles W. Groce

                                         /s/ Gary L. Ritter
                                         --------------------
                           							          Gary L. Ritter

                                         /s/ Michael P. Fisher
                                         --------------------
                            						        Michael P. Fisher